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                                                                   EXHIBIT 99.5
                               OFFER TO EXCHANGE

                         10 1/4% SENIOR NOTES DUE 2008,
                        WHICH HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,

                          FOR ANY AND ALL OUTSTANDING

                          10 1/4% SENIOR NOTES DUE 2008

                                       OF

                         BRAND SCAFFOLD SERVICES, INC.


To Registered Holders and The Depository
   Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by Brand Scaffold Services, Inc., a Delaware corporation (the "COMPANY"), to exchange its 10 1/4% Senior Notes due 2008 (the "EXCHANGE NOTES"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for a like principal amount of its issued and outstanding
10 1/4% Senior Secured Notes due 2008 (the "OLD NOTES") upon the terms and subject to the conditions set forth in the Company's Prospectus, dated _________, 1998, and the related Letter of Transmittal (which together constitute the "EXCHANGE OFFER").

         Enclosed herewith are copies of the following documents:

         1.       Prospectus dated ____________, 1998;

         2.       Letter of Transmittal;

         3.       Notice of Guaranteed Delivery;

         4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

         5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

         WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, UNLESS EXTENDED.

         The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

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         Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the Exchange Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) neither the holder of the Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the Exchange Notes and (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or if such holder is an "affiliate," that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Old Notes, you will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 4 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from the undersigned.


                               Very truly yours,


                               U.S. TRUST COMPANY OF TEXAS, N.A.



NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF BRAND SCAFFOLD SERVICES, INC. OR U.S. TRUST COMPANY OF TEXAS, N.A. OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.





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